SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is dated as of August 22, 2023 between VNB New York, LLC, having an office at 350 Madison Avenue, 5th Floor, New York, New York 10017 (hereinafter referred to as "Lender") and BRT Apartments Corp., having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (hereinafter referred to as "Borrower"). WI TNES SETH: WHEREAS, Borrower executed and delivered to Lender a $60,000,000 Replacement Revolving Credit Note dated September 14, 2022 (as the same may be amended, modified or replaced from time to time, the "Note"); and WHEREAS, Borrower and Lender executed an. Amended and Restated Loan Agreement dated November 18, 2021, as modified by that certain Letter Agreement dated as of November 19, 2021 and further modified by that certain Amendment to Loan Agreement dated as of September 14, 2022 (as the same may be further amended, modified or replaced from time to time, collectively, the "Loan Agreement"); and WHEREAS, Borrower has requested that Lender modify the terms of the Loan Agreement to, among other things, change the interest rate applicable to Revolving Credit Loans; and WHEREAS, Borrower and Lender now agree to make further certain changes to the Loan Agreement and the terms thereof, all as set forth in the succeeding provisions of this Amendment; and NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the receipt and sufficiency are hereby acknowledged, Borrower and Lender hereby agree as follows: 1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement. 2. REPRESENTATIONS. Borrower represents and warrants to Lender and its successors and assigns that: (i) that there is currently an outstanding principal balance under the Loan Documents of$0.00, (ii) the Loan Agreement and the Note are the valid and binding obligations of Borrower, (iii) except as may have been disclosed to Lender in writing prior to the date hereof, any and all representations and warranties and schedules contained in the Note, Loan Agreement or Loan Documents are true and correct in all material aspects on and as of the date hereof as though made on and as of such date, (v) no event has occurred and is continuing which constitutes an Event of Default under the Note, Loan Agreement or under any of the other Loan Documents or which upon the giving of notice or the lapse of time or both would constitute an Event of Default, and (vi) it has no defenses, set-offs, or counterclaims of any kind or nature whatsoever against Lender with respect to the Note, Loan Agreement or Loan Documents or obligations thereunder, or any action previously taken by Lender with respect thereto. Exhibit 10.1